FOURTH AMENDMENT
                                       TO
                                CREDIT AGREEMENT


         FOURTH AMENDMENT, dated as of August 28, 2003 (the "Amendment"), to Credit Agreement dated June 30, 2000 (as amended, the "Agreement") by and between AeroCentury Corp., a Delaware corporation ("AeroCentury"), the banking institutions signatories hereto and such other institutions that hereafter become a "Bank" pursuant to Section 10.4 hereof (collectively the "Banks" and individually a "Bank") and National City Bank, a national banking association, as agent for the Banks under this Agreement ("National City" which shall mean in its capacity as agent unless specifically stated otherwise). All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Agreement.

                              Preliminary Statement

         WHEREAS, National City and AeroCentury, together with the other Banks, desire to amend the Agreement in the manner hereinafter set forth;

         WHEREAS, AeroCentury has requested and National City and the Banks have agreed to waive AeroCentury's breach of the financial covenant contained in
Section 7.2 of the Agreement as of June 30, 2003; and

         WHEREAS, Section 10.2 of the Credit Agreement requires that the written consent of the Banks be obtained for certain amendments, modifications or waivers contemplated herein.

         NOW THEREFORE, in consideration of the premises and promises hereinafter set forth and intending to be legally bound hereby, the parties hereto agree as follows:

1. Amendments to Agreement.

(a) Amended Definition of Net Worth. The following definition as set forth in
Section 1.1 of the Agreement is hereby amended and restated in its entirety:

                  "Net Worth" shall mean the sum of capital stock, plus paid-in capital, plus retained earnings, minus the net worth of any Unrestricted Subsidiaries.

(b) New Definitions. The following new definitions are hereby inserted in their respective alphabetical location in Section 1.1 of the Agreement:

                  "EBITDA" shall mean the sum of Net Income plus the amounts deducted from Net Income as expenses for interest, taxes, depreciation and amortization.

                  "Interest" shall mean that amount of interest expense with respect to a Fiscal Quarter as calculated in accordance with GAAP.

(c) Section 2.1 of the Agreement. The Revolver Termination Date of "August 28, 2003" as set forth on the fourth line of Section 2.1 of the Agreement shall be and hereby is amended to "August 31, 2004".

(d) Conditions Precedent. The following new section is inserted at the end of Section 4.1 of the Agreement:
         -
                  "4.1(f). Required Consent. At least twenty (20) days prior to the purchase of Equipment or entering into leasing arrangements with lessees of Equipment, AeroCentury shall notify National City and provide National City with such information as it shall require with respect to such anticipated purchase or lease arrangements. AeroCentury hereby agrees it will not purchase Equipment or enter into such leasing arrangements with lessees until such time as National City and the Banks shall provide their unanimous written consent to AeroCentury."

(e) Article 7 of the Agreement. The following sections as set forth in Article 7 of the Agreement are hereby amended and restated in their entirety to be as follows:

                  "7.1. Minimum Tangible Net Worth. Effective as of the Fiscal Quarter ending June 30, 2003 through the Fiscal Quarter ending March 31, 2004, the Tangible Net Worth will not at any time be less than $16,000,000. Effective as of the Fiscal Quarter ending June 30, 2004, the Tangible Net Worth will not at any time be less than $17,000,000.

                  7.2. EBITDA to Interest Ratio. The ratio of EBITDA to Interest will not at any time be less than 2.25:1.

                  7.4. Absence of Net Loss. AeroCentury Corp. will not suffer a consolidated net loss at any time during the term of the Agreement."

(f) Amended and Restated Exhibit D to the Agreement. Exhibit D to the Agreement shall be and is hereby amended and restated in its entirety as attached hereto.

(g) Amended and Restated Schedule 2 to the Agreement. Effective October 1, 2003,
Schedule 2 to the Agreement shall be and is hereby amended and restated in its entirety as attached hereto.

2. Representations and Warranties. AeroCentury hereby restates the representations and warranties made in the Agreement, including but not limited to Article 3 thereof, on and as of the date hereof as if originally given on this date.


3. Covenants. AeroCentury hereby represents and warrants that it is in compliance and has complied with each and every covenant set forth in the Agreement (including this Amendment), including but not limited to Articles 5 and 6 thereof, on and as of the date hereof.

4. Waiver. With respect to the Fiscal Quarter ending as of June 30, 2003 only, National City hereby waives the financial covenant requirement set forth in
Section 7.2 "Debt Service Coverage Ratio" which AeroCentury was required to maintain so long as the Revolving Loan Commitments are in effect or any Obligation remains unpaid or outstanding.

5. Affirmation. AeroCentury hereby affirms its absolute and unconditional promise to pay to the Banks the Loans and all other amounts due under the Agreement and any other Loan Document on the maturity dates(s) provided in the Agreement or any other Loan Document, as such documents may be amended hereby.

6. Effect of Amendment. This Amendment amends the Agreement only to the extent and in the manner herein set forth, and in all other respects the Agreement is ratified and confirmed.

7. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument.

         IN WITNESS WHEREOF, the parties hereto have each caused this Amendment to be duly executed by their duly authorized representatives as of the date first above written.


            AEROCENTURY CORP.


            By       ________________________
                     Name:
                     Title:



            NATIONAL CITY BANK


            By       ________________________
                     Name:    Michael J. Labrum
                     Title: Senior Vice President



            CALIFORNIA BANK & TRUST


            By       ________________________
                     Name:
                     Title:

                                    EXHIBIT D


                         FORM OF COVENANT COMPLIANCE CERTIFICATE

                                   SCHEDULE 2

                       APPLICABLE MARGINS, COMMITMENT FEE

Ration of Funded
Debt to Tangible                    Alternate Base            LIBO                      Commitment
Net Worth                           Rate Margin               Rate Margin               Fee

> 2.00                              150 bp                    375 bp                    50 bp
1.50 - 2.00                         100 bp                    325 bp                    50 bp
< 1.50                              50 bp                     275 bp                    50 bp

